Exhibit 99.1
SUPERVALU Reports Second Quarter Fiscal 2016 Results

•	Consolidated operating earnings of $94 million for Q2 fiscal 2016

•	Adjusted EBITDA of $166 million for Q2 fiscal 2016

•	Save-A-Lot sales, operating earnings and Adjusted EBITDA increase over last year's second quarter

◦	Ninth consecutive quarter of positive Save-A-Lot corporate stores ID sales

MINNEAPOLIS--(BUSINESS WIRE)--October 21, 2015--SUPERVALU INC. (NYSE: SVU) today reported second quarter fiscal 2016 net sales of $4.06 billion and net earnings from continuing operations of $31 million, or $0.11 per diluted share, which included $6 million in after-tax costs related to the potential separation of Save-A-Lot and severance costs. When adjusted for these items, second quarter fiscal 2016 net earnings from continuing operations were $37 million, or $0.13 per diluted share.
Net earnings from continuing operations for last year’s second quarter were $31 million, or $0.11 per diluted share, which included $1 million in after-tax information technology intrusion costs. When adjusted for this item, second quarter fiscal 2015 net earnings from continuing operations were $32 million, or $0.11 per diluted share. [See tables 1-5 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release.]

"I'm pleased that we increased adjusted EBITDA in the second quarter compared to last year in spite of several operating headwinds," said President and CEO Sam Duncan. "Our focus remains on driving sales across all three segments and finishing the year strong."
Second Quarter Results - Continuing Operations
Second quarter net sales were $4.06 billion compared to $4.04 billion last year, an increase of $21 million or 0.5 percent. Save-A-Lot network identical store sales were negative 1.6 percent. Identical store sales for corporate stores within the Save-A-Lot network were positive 0.9 percent. Retail Food segment identical store sales were negative 3.3 percent. Total net sales within the Independent Business segment decreased 0.2 percent. Fees earned under transition services agreements (“TSAs”) in the second quarter were $48 million compared to $44 million last year.
Gross profit for the second quarter was $583 million, or 14.4 percent of net sales. Last year’s second quarter gross profit was $574 million, or 14.2 percent of net sales. The increase in gross profit rate compared to last year was primarily driven by higher base margins across all three segments, lower logistics costs, and higher TSA fees partially offset by higher levels of shrink.
Selling and administrative expenses in the second quarter were $489 million and included $4 million of costs related to the potential separation of Save-A-Lot and $4 million of severance costs. When adjusted for these items, selling and administrative costs were $481 million, or 11.9 percent of net sales. Selling and administrative expenses in last year’s second quarter were $480 million and included $1 million in pre-tax information technology intrusion costs. When adjusted for this item, last year's selling and administrative expenses were $479 million, or 11.9 percent of net sales.
Net interest expense for the second quarter was $44 million compared to $46 million in last year's second quarter.
SUPERVALU’s income tax expense was $19 million, or 40.0 percent of pre-tax earnings, for the second quarter, compared to $18 million, or 36.9 percent of pre-tax earnings in last year’s second quarter. The change in the effective tax rate is primarily due to an unfavorable mix of income in state taxing jurisdictions.
Independent Business
Second quarter Independent Business net sales were $1.83 billion, compared to $1.84 billion last year, a decrease of 0.2 percent. The decrease is primarily due to lower sales to existing customers and lost stores, partially offset by sales from new stores with existing customers and new customers.
Independent Business operating earnings in the second quarter were $49 million, or 2.7 percent of net sales. Last year’s Independent Business operating earnings in the second quarter were $54 million, or 2.9 percent of net sales. The decrease in Independent Business operating earnings was driven by higher employee costs related to new business activity.

Save-A-Lot
Second quarter Save-A-Lot net sales were $1.09 billion, compared to $1.06 billion last year, an increase of 3.2 percent. The sales increase reflects the impact of new store openings. Identical store sales within the Save-A-Lot network were negative 1.6 percent.
Save-A-Lot operating earnings in the second quarter were $32 million, or 3.0 percent of net sales. Last year’s Save-A-Lot operating earnings in the second quarter were $26 million, or 2.5 percent of net sales. The increase in Save-A-Lot operating earnings as a percent of sales was primarily driven by higher base margins and lower logistics costs.
Retail Food
Second quarter Retail Food net sales were $1.09 billion, compared to $1.11 billion last year, a decrease of 1.2 percent. The sales decrease reflects negative identical store sales of 3.3 percent and closed stores.
Retail Food operating earnings in the second quarter were $10 million, or 0.9 percent of net sales. Last year’s Retail Food operating earnings were $20 million, or 1.8 percent of net sales. The decrease in Retail Food operating earnings was driven by higher shrink expense and employee related costs.
Corporate
Second quarter fees earned under the TSAs were $48 million, compared to $44 million last year. The increase was primarily driven by fees earned under the Company's transition service agreement with Haggen.
Net Corporate operating earnings in the second quarter were $3 million and included $4 million of costs related to the potential separation of Save-A-Lot and $4 million of severance costs. When adjusted for these items, net Corporate operating earnings were $11 million. Last year’s second quarter net Corporate operating loss was $6 million and included $1 million in information technology intrusion costs, net of insurance receivable. When adjusted for this item, last year's net Corporate operating loss was $5 million. The improvement in net Corporate operating earnings was primarily driven by lower employee related costs and higher fees earned under the TSAs.
Cash Flows - Continuing Operations
Year-to-date fiscal 2016 net cash flows provided by operating activities of continuing operations were $276 million compared to $158 million in the prior year, reflecting lower levels of investment in working capital. Year-to-date net cash flows used in investing activities of continuing operations were $119 million compared to $121 million in the prior year. Year-to-date net cash flows used in financing activities of continuing operations were $25 million compared to $34 million in the prior year.
Conference Call
A conference call to review the second quarter results is scheduled for 9:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay go to the "Investors" link and click on "Presentations and Webcasts."
About SUPERVALU INC.
SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $18 billion. SUPERVALU serves customers across the United States through a network of 3,395 stores composed of 1,854 independent stores serviced primarily by the Company’s food distribution business; 1,342 Save-A-Lot stores, of which 901 are operated by licensee owners; and 199 traditional retail grocery stores (store counts as of September 12, 2015). Headquartered in Minnesota, SUPERVALU has approximately 40,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," "expects," "projects," "plans," "intends," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, labor relations issues, escalating costs of providing employee benefits, relationships with Albertson’s LLC, New Albertson’s Inc., and Haggen, intrusions to and disruption of information technology systems, impact of economic conditions, governmental regulation, food and drug safety issues, legal proceedings, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except percent and per share data)

	Second Quarter Ended				Year-To-Date Ended
	September 12, 2015 (12 weeks)		September 6, 2014 (12 weeks)		September 12, 2015 (28 weeks)		September 6, 2014 (28 weeks)
Net sales(1)	$4,062	100.0%	$4,041	100.0%	$9,469	100.0%	$9,305	100.0%
Cost of sales	3,479	85.6	3,467	85.8	8,076	85.3	7,976	85.7
Gross profit	583	14.4	574	14.2	1,393	14.7	1,329	14.3
Selling and administrative expenses(2)	489	12.1	480	11.9	1,141	12.1	1,100	11.8
Operating earnings	94	2.3	94	2.3	252	2.7	229	2.5
Interest expense, net(2)	44	1.1	46	1.1	103	1.1	110	1.2
Equity in earnings of unconsolidated affiliates	—	—	(1)	—	(2)	—	(2)	—
Earnings from continuing operations before income taxes(2)	50	1.2	49	1.2	151	1.6	121	1.3
Income tax provision	19	0.5	18	0.4	57	0.6	42	0.5
Net earnings from continuing operations(2)	31	0.7	31	0.8	94	1.0	79	0.9
Income (loss) from discontinued operations, net of tax	2	—	2	—	3	—	(1)	—
Net earnings including noncontrolling interests	33	0.8	33	0.8	97	1.0	78	0.8
Less net earnings attributable to noncontrolling interests	(2)	—	(2)	—	(5)	(0.1)	(4)	—
Net earnings attributable to SUPERVALU INC.	$31	0.7%	$31	0.8%	$92	1.0%	$74	0.8%

Basic net earnings (loss) per share attributable to SUPERVALU INC.:
Continuing operations	$0.11		$0.11		$0.34		$0.29
Discontinued operations	$0.01		$0.01		$0.01		$(0.01)
Basic net earnings per share	$0.12		$0.12		$0.35		$0.28
Diluted net earnings (loss) per share attributable to SUPERVALU INC.:
Continuing operations(2)	$0.11		$0.11		$0.33		$0.29
Discontinued operations	$0.01		$0.01		$0.01		$(0.01)
Diluted net earnings per share	$0.11		$0.11		$0.34		$0.28
Weighted average number of shares outstanding:
Basic	263		260		262		260
Diluted	268		264		268		263

(1)
In the first quarter of fiscal 2016, the Company completed an assessment of its revenue and expense presentation primarily related to professional services and certain other transactions. Expenses related to transactions in which the Company determined it was the principal were previously presented net of related revenues within Net sales in the Consolidated Statements of Operations. The presentation of these expenses has been revised to include them within Cost of sales and Selling and administrative expenses. These revisions had the effect of increasing Net sales with a corresponding increase to Cost of sales and Selling and administrative expenses. These revisions did not impact Operating earnings, Earnings from continuing operations before income taxes, Net earnings attributable to SUPERVALU INC., cash flows, or financial position for any period reported.

(2)
Results from continuing operations for the second quarter ended September 12, 2015 include costs related to the potential Save-A-Lot separation of $4 before tax ($3 after tax, or $0.01 per diluted share) and severance costs of $4 before tax ($3 after tax, or $0.01 per diluted share) within Selling and administrative expenses.

Results from continuing operations for the second quarter ended September 6, 2014 include information technology intrusion costs of $1, net of insurance recoverable, before tax ($1 after tax, or $0.00 pre diluted share) included within Selling and administrative expenses.

Results from continuing operations for the year-to-date ended September 12, 2015 include costs related to the potential Save-A-Lot separation of $7 before tax ($5 after tax, or $0.02 per diluted share) and severance costs of $4 before tax ($3 after tax, or $0.01 per diluted share) within Selling and administrative expenses.

Results from continuing operations for the year-to-date ended September 6, 2014 include net charges and costs of $4 before tax ($3 after tax, or $0.01 per diluted share), comprised of information technology intrusion costs, net of insurance receivable, of $1 before tax ($1 after tax, or $0.00 per diluted share) and severance costs of $1 before tax ($1 after tax, or $0.00 per diluted share) included within Selling and administrative expenses, and a non-cash unamortized financing cost charge of $2 before tax ($1 after tax, or $0.01 per diluted share) included within Interest expense, net.

SUPERVALU INC. and Subsidiaries
CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)
(In millions, except percent data)

	Second Quarter Ended		Year-To-Date Ended
	September 12, 2015 (12 weeks)	September 6, 2014 (12 weeks)	September 12, 2015 (28 weeks)	September 6, 2014 (28 weeks)
Net sales
Independent Business	$1,831	$1,835	$4,293	$4,255
% of total	45.1%	45.4%	45.4%	45.8%
Save-A-Lot	1,091	1,057	2,499	2,413
% of total	26.8%	26.2%	26.4%	25.9%
Retail Food	1,092	1,105	2,565	2,535
% of total	26.9%	27.3%	27.1%	27.2%
Corporate	48	44	112	102
% of total	1.2%	1.1%	1.1%	1.1%
Total net sales	$4,062	$4,041	$9,469	$9,305
	100.0%	100.0%	100.0%	100.0%
Operating earnings
Independent Business(1)	$49	$54	$126	$120
% of Independent Business sales	2.7%	2.9%	2.9%	2.8%
Save-A-Lot	32	26	83	72
% of Save-A-Lot sales	3.0%	2.5%	3.3%	3.0%
Retail Food	10	20	43	50
% of Retail Food sales	0.9%	1.8%	1.7%	2.0%
Corporate(2)	3	(6)	—	(13)
Total operating earnings	94	94	252	229
% of total net sales	2.3%	2.3%	2.7%	2.5%
Interest expense, net(3)	44	46	103	110
Equity in earnings of unconsolidated affiliates	—	(1)	(2)	(2)
Earnings from continuing operations before income taxes	50	49	151	121
Income tax provision	19	18	57	42
Net earnings from continuing operations	31	31	94	79
Income (loss) from discontinued operations, net of tax	2	2	3	(1)
Net earnings including noncontrolling interests	33	33	97	78
Less net earnings attributable to noncontrolling interests	(2)	(2)	(5)	(4)
Net earnings attributable to SUPERVALU INC.	$31	$31	$92	$74

LIFO charge
Independent Business	$1	$1	$2	$2
Retail Food	1	1	3	2
Total LIFO charge	$2	$2	$5	$4
Depreciation and amortization
Independent Business	$11	$11	$25	$26
Save-A-Lot	17	15	38	35
Retail Food	36	39	83	93
Corporate	—	—	1	—
Total depreciation and amortization	$64	$65	$147	$154

(1)	Independent Business operating earnings for the year-to-date ended September 6, 2014 includes severance costs of $1.

(2)
Corporate operating loss for the second quarter ended September 12, 2015 included costs related to the potential Save-A-Lot separation of $4 and severance costs of $4. Corporate operating loss for the second quarter ended September 6, 2014 included information technology intrusion costs, net of insurance receivable of $1. Corporate operating loss for the year-to-date ended September 12, 2015 included costs related to the potential Save-A-Lot separation of $7 and severance costs of $4. Corporate operating loss for the year-to-date ended September 6, 2014 includes information technology intrusion costs, net of insurance receivable of $1.

(3)	Interest expense, net for the year-to-date ended September 6, 2014 includes unamortized financing costs charges of $2.

SUPERVALU INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(In millions, except par value data)

	September 12, 2015	February 28, 2015
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$247	$114
Receivables, net	491	482
Inventories, net	1,019	984
Other current assets	87	120
Total current assets	1,844	1,700
Property, plant and equipment, net	1,430	1,470
Goodwill	865	865
Intangible assets, net	66	48
Deferred tax assets	266	265
Other assets	141	137
Total assets	$4,612	$4,485
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,175	$1,121
Accrued vacation, compensation and benefits	192	204
Current maturities of long-term debt and capital lease obligations	308	35
Other current liabilities	211	173
Total current liabilities	1,886	1,533
Long-term debt	2,197	2,480
Long-term capital lease obligations	208	213
Pension and other postretirement benefit obligations	547	602
Long-term tax liabilities	112	119
Other long-term liabilities	173	174
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.01 par value: 400 shares authorized; 266 and 262 shares issued, respectively	3	3
Capital in excess of par value	2,795	2,810
Treasury stock, at cost, 1 and 2 shares, respectively	(4)	(33)
Accumulated other comprehensive loss	(402)	(423)
Accumulated deficit	(2,911)	(3,003)
Total SUPERVALU INC. stockholders’ deficit	(519)	(646)
Noncontrolling interests	8	10
Total stockholders’ deficit	(511)	(636)
Total liabilities and stockholders’ deficit	$4,612	$4,485

SUPERVALU INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-To-Date Ended
	September 12, 2015 (28 weeks)	September 6, 2014 (28 weeks)
Cash flows from operating activities
Net earnings including noncontrolling interests	$97	$78
Income (loss) from discontinued operations, net of tax	3	(1)
Net earnings from continuing operations	94	79
Adjustments to reconcile Net earnings from continuing operations to Net cash provided by operating activities – continuing operations:
Asset impairment and other charges	2	2
Net gain on sale of assets and exits of surplus leases	(2)	(6)
Depreciation and amortization	147	154
LIFO charge	5	4
Deferred income taxes	(22)	(6)
Stock-based compensation	13	13
Net pension and other postretirement benefits cost	20	13
Contributions to pension and other postretirement benefit plans	(38)	(68)
Other adjustments	16	14
Changes in operating assets and liabilities, net of effects from business acquisitions	41	(41)
Net cash provided by operating activities – continuing operations	276	158
Net cash provided by operating activities – discontinued operations	1	2
Net cash provided by operating activities	277	160
Cash flows from investing activities
Proceeds from sale of assets	2	5
Purchases of property, plant and equipment	(94)	(84)
Payments for business acquisitions	(6)	(47)
Other	(21)	5
Net cash used in investing activities	(119)	(121)
Cash flows from financing activities
Proceeds from sale of common stock	9	5
Payments of debt and capital lease obligations	(27)	(31)
Distributions to noncontrolling interests	(7)	(6)
Payments of debt financing costs	—	(3)
Other	—	1
Net cash used in financing activities	(25)	(34)
Net increase in cash and cash equivalents	133	5
Cash and cash equivalents at beginning of period	114	83
Cash and cash equivalents at the end of period	$247	$88
SUPPLEMENTAL CASH FLOW INFORMATION
The Company’s non-cash activities were as follows:
Purchases of property, plant and equipment included in Accounts payable	$20	$9
Capital lease asset additions	$10	$1
Interest and income taxes paid:
Interest paid, net of amounts capitalized	$85	$83
Income taxes paid, net	$27	$25

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

SUPERVALU INC.'s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). The measures and items identified below, and the adjusted Selling and administrative expenses and the adjusted net Corporate operating earnings provided above, are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures exclude certain items that are occasionally recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. SUPERVALU utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with SUPERVALU INC.'s financial results reported in accordance with GAAP, as reported in SUPERVALU's Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended February 28, 2015.

RECONCILIATIONS OF EARNINGS FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

Table 1
	Second Quarter Ended September 12, 2015
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$50	$31	$0.11
Adjustments:
Costs related to the potential Save-A-Lot separation	4	3	0.01
Severance costs	4	3	0.01
Continuing operations after adjustments	$58	$37	$0.13

Table 2
	Year to Date September 12, 2015
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$151	$94	$0.33
Adjustments:
Costs related to the potential Save-A-Lot separation	7	5	0.02
Severance costs	4	3	0.01
Continuing operations after adjustments	$162	$102	$0.36

Table 3
	Second Quarter Ended September 6, 2014
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$49	$31	$0.11
Adjustments:
Information technology intrusion costs, net of insurance recoverable	1	1	—
Continuing operations after adjustments	$50	$32	$0.11

Table 4
	Year to Date September 6, 2014
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$121	$79	$0.29
Adjustments:
Information technology intrusion costs, net of insurance recoverable	1	1	—
Severance costs	1	1	—
Unamortized financing costs charges	2	1	0.01
Continuing operations after adjustments	$125	$82	$0.30

RECONCILIATION OF OPERATING EARNINGS FROM CONSOLIDATED SEGMENT FINANCIAL INFORMATION AS REPORTED TO SUPPLEMENTALLY PROVIDED ADJUSTED EBITDA

Table 5
	Second Quarter Ended		Year-To-Date Ended
(In millions)	September 12, 2015 (12 weeks)	September 6, 2014 (12 weeks)	September 12, 2015 (28 weeks)	September 6, 2014 (28 weeks)
Independent Business operating earnings, as reported	$49	$54	$126	$120
Adjustments:
Severance costs	—	—	—	1
Independent Business operating earnings, as adjusted	49	54	126	121
Independent Business depreciation and amortization	11	11	25	26
LIFO charge	1	1	2	2
Independent Business adjusted EBITDA(1)	$61	$66	$153	$149

Save-A-Lot operating earnings, as reported	$32	$26	$83	$72
Save-A-Lot depreciation and amortization	17	15	38	35
Save-A-Lot adjusted EBITDA(1)	$49	$41	$121	$107

Retail Food operating earnings, as reported	$10	$20	$43	$50
Retail Food depreciation and amortization	36	39	83	93
LIFO charge	1	1	3	2
Equity in earnings of unconsolidated affiliates	—	1	2	2
Net earnings attributable to noncontrolling interests	(2)	(2)	(5)	(4)
Retail Food adjusted EBITDA(1)	$45	$59	$126	$143

Corporate operating earnings (loss), as reported	$3	$(6)	$—	$(13)
Adjustments:
Costs related to the potential Save-A-Lot separation	4	—	7	—
Severance costs	4	—	4	—
Information technology intrusion costs, net of insurance recoverable	—	1	—	1
Corporate operating earnings, as adjusted	11	(5)	11	(12)
Corporate depreciation and amortization	—	—	1	—
Corporate adjusted EBITDA(1)	$11	$(5)	12	(12)
Total adjusted EBITDA(1)	$166	$161	$412	$387

(1)
The Company's measure of adjusted EBITDA includes SUPERVALU INC.'s segment operating earnings (loss), as reported, plus depreciation and amortization, LIFO charge (credit), equity earnings of unconsolidated affiliates and any unusual items, and less net earnings attributable to noncontrolling interests.

CONTACT:
SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com